                                                          Exhibit 99.2

Furniture Brands International, Inc.
101 South Hanley Road
St. Louis, Missouri 63105

For Further Information Call
Lynn Chipperfield
314-863-1100
INFORMATION

FOR IMMEDIATE RELEASE

FURNITURE BRANDS INTERNATIONAL DECLARES
QUARTERLY DIVIDEND OF $0.16 PER COMMON SHARE

St. Louis, Missouri, November 1, 2007 -- The Furniture Brands International (NYSE:FBN) Board of Directors declared today a quarterly dividend of $0.16 per common share payable November 23, 2007 to shareholders of record at the close of business on November 12, 2007.

Furniture Brands International (NYSE: FBN) is a vertically integrated operating company that is one of the nation’s leading designers, manufacturers, and retailers of home furnishings.  With annual sales in excess of $2 billion, it markets through a wide range of retail channels, from mass merchant stores to single-brand and independent dealers to specialized interior designers.  Furniture Brands serves its customers through four distinct brand families– Broyhill, Lane, Thomasville, and a Designer Brands group that includes Drexel Heritage, Henredon, Pearson, Hickory Chair, Laneventure, and Maitland-Smith.